UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) September 2, 2010

SKYE INTERNATIONAL, INC.
(Exact name of registrant as specified in its charter)

Nevada	000-27549	88-0362112
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

7756 E. Greenway Rd., Scottsdale, AZ  85260
(Address of principal executive offices) (Zip Code)

(480) 993-2300
Registrant’s telephone number, including area code

7701 E. Gray Rd., Suite 104 Scottsdale AZ 85260
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.03                      Bankruptcy or Receivership.

On September 2, 2010, the United States Bankruptcy Court for the District of Nevada (“Bankruptcy Court”) entered an order confirming the First Amended Plan of Reorganization (the “Plan”) of Skye International, Inc. (“Skye”).  The Plan provides for Skye to remain as a debtor-in-possession operating its business in the normal course with its current management in place.  Secured creditors are to continue to be paid pursuant to their loan documents and general unsecured creditors are to each notify Skye in writing by September 22, 2010 as to which of the designated five alternatives they have elected for payment of their individual claims.  Depending upon which alternative is selected, Skye has either 30, 60 or 90 days to make a payment on each allowed unsecured claim or to convert the claim to stock (30 days for conversion to either common or preferred stock, 60 days for the lump sum payment of 25% of the claim, or 90 days for each quarterly payment of 50% of the total claim).

As of September 2, 2010, 16,277,323 shares of common stock were outstanding and 9,137,900 shares are reserved for future issuance in respect of claims and interests filed and allowed under the Plan.  If all of these reserved shares are issued, there will be 25,415,223 shares of common stock issued and outstanding.

As of August 31, 2010, Skye had approximately $908,405 in total assets and $4,051,803 in total liabilities.

Item 9.01                      Financial Statements and Exhibits

Regulation S-K Number	Document

2.1	Debtor’s First Amended Joint Disclosure Statement and Plan of Reorganization

SIGNATURES

 Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SKYE INTERNATIONAL, INC.

Date: September 9, 2010	By:	/s/ Thomas Kauffman
Thomas Kauffman
Chief Financial Officer

EXHIBIT INDEX

Regulation S-K Number	Document

2.1	Debtor’s First Amended Joint Disclosure Statement and Plan of Reorganization